Exhibit 99.1

Contact:

AtriCure, Inc.

Julie A. Piton

Vice President and Chief Financial Officer

(513) 755-4561

jpiton@atricure.com

AtriCure Reports Third Quarter 2009 Financial Results

Third Quarter Highlights

— Non-GAAP operating loss improves 63% to a record $0.7 million
— Record adjusted EBITDA of $0.7 million
— Record non-GAAP net loss per share of $0.06
— Year-to-date cash provided by operations of $0.3 million
— European approval and initial launch of the AtriClip™ System
— Settlement reserve established related to DOJ investigation

WEST CHESTER, Ohio – November 4, 2009 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems, today announced revenues of $13.3 million for its seasonally light third quarter. The company reported positive adjusted EBITDA, a non-GAAP measure, of $0.7 million for the quarter, representing the third consecutive quarter of positive adjusted EBITDA and year-to-date adjusted EBITDA of $1.7 million.

“We are pleased with our financial results for our seasonally light third quarter, particularly our profitability and cash flow metrics. We continue to demonstrate effective execution of our strategic priorities, as evidenced by both our financial performance and other key milestone achievements, including the launch of the AtriClip System, which we believe represents a significant growth opportunity for AtriCure,” said David J. Drachman, President and Chief Executive Officer. “Further, we believe reaching a tentative settlement to bring closure to the ongoing Department of Justice investigation will allow us to focus on the business and executing our strategic priorities, including restoration of growth trends and increased shareholder value.”

Financial Results

Revenues for the third quarter of 2009 were $13.3 million, a 10.3 percent decrease over third quarter 2008 revenues of $14.8 million and a sequential decrease of 3.6 percent for what historically has been a seasonally light quarter. Revenues from open heart products for the third quarter of 2009 were $6.5 million as compared with $6.7 million for the third quarter of 2008. Revenues from domestic minimally invasive products declined from $5.7 million for the third quarter of 2008 to $4.2 million for the third quarter of 2009. Third quarter 2008 revenues benefited from the inclusion of sales associated with the OR Lab™ system, which was introduced during 2008. International revenues grew 9.6 percent, or 11.1 percent on an exchange rate neutral basis, to $2.6 million for the third quarter of 2009.

Gross profit for the third quarter of 2009 was $10.0 million and gross margin was 75.3 percent, compared to gross profit of $11.4 million and gross margin of 77.1 percent for the third quarter of 2008. The decrease in gross margin was primarily due to an increased mix of revenues from international sales and the introduction of new products, which initially carry a higher product cost.

Operating expenses for the third quarter of 2009 were $14.4 million as compared to $13.2 million for the third quarter of 2008. Non-GAAP operating expenses, neutralizing the impact of the $3.8 million settlement reserve, were $10.7 million, a $2.5 million or 19.3 percent reduction when compared to third quarter 2008 operating expenses. The reduction in non-GAAP operating expenses was driven primarily by a reduction in headcount-related expenses. Loss from operations was $4.4 million. Non-GAAP loss from operations was a record $0.7 million, an improvement of $1.2 million, or 63.4 percent, as compared with the third quarter of 2008. The net loss per share was $0.32. Non-GAAP net loss per share was a record $0.06 as compared to $0.12 for the third quarter of 2008.

Adjusted EBITDA was $0.7 million, an improvement of $1.2 million as compared to the third quarter of 2008. Year-to-date adjusted EBITDA was a record $1.7 million as compared to a negative adjusted EBITDA of $3.7 million for the first nine months of 2008.

Cash, cash equivalents and investments were $16.4 million at September 30, 2009 and cash generated from operations during the quarter was $1.5 million. Year-to-date, cash provided by operations was $0.3 million.

European Approval of the AtriClip System

During September 2009, the AtriClip Gillinov-Cosgrove Left Atrial Appendage Exclusion System, or the AtriClip System, received European approval. The AtriClip System is designed to safely and effectively exclude the left atrial appendage and is being launched in Europe through a phased approach during the fourth quarter of 2009 with a full commercial release planned for the first quarter of 2010.

Earnings Call Information

Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, November 4, 2009 to discuss its third quarter 2009 financial results. A live web cast of the conference call will be available online from the investor relations page of AtriCure’s web site at www.atricure.com.

Pre-registration is available and recommended for this call at the following URL:

https://www.theconferencingservice.com/prereg/key.process?key=PBCKCNK4F

You may also access this call through an operator by calling 888-713-4214 for domestic callers and 617-213-4866 for international callers at least 15 minutes prior to the call start time using reservation code 74683077.

The webcast will be available on AtriCure’s web site and a telephonic replay of the call will also be available through December 4, 2009. The replay dial-in numbers are 888-286-8010 for domestic callers and 617-801-6888 for international callers, using reservation code 62781958.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company and a leader in developing, manufacturing and selling innovative cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac, or heart, tissue. Medical journals have described the adoption by leading cardiothoracic surgeons of the AtriCure Isolator® bipolar ablation system as a treatment alternative during open-heart surgical procedures to create lesions in cardiac tissue to block the abnormal electrical impulses that cause atrial fibrillation, or AF, a rapid, irregular quivering of the upper chambers of the heart. Additionally, medical journals and leading cardiothoracic surgeons have described the AtriCure Isolator system as a promising treatment alternative for patients who may be candidates for sole-therapy minimally invasive procedures. AF affects more than 5.5 million people worldwide and predisposes them to a five-fold increased risk of stroke. The FDA has cleared the AtriCure Isolator system and AtriCure’s multifunctional pen and CoolrailTM linear ablation device, for the ablation, or destruction, of cardiac tissue during surgical procedures. Additionally, the FDA has cleared AtriCure’s multifunctional pen for temporary pacing, sensing, stimulating and recording during the evaluation of cardiac arrhythmias and AtriCure’s Cryo1TM system for the cryosurgical treatment of cardiac arrhythmias. To date, the FDA has not cleared or approved AtriCure’s products for the treatment of AF.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation (including the purported class action lawsuits, qui tam complaint or Department of Justice investigation) or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$13,281,336	$14,802,001	$40,733,189	$43,190,660
Cost of revenues	3,278,090	3,396,038	9,330,564	10,121,826

Gross profit	10,003,246	11,405,963	31,402,625	33,068,834

Operating expenses:
Research and development expenses	2,580,766	3,008,619	8,635,938	8,035,466
Selling, general and administrative expenses	8,087,896	10,215,477	25,585,272	32,573,233
Goodwill impairment	-	-	6,812,389	-
Settlement reserve	3,766,623	-	3,766,623	-

Total operating expenses	14,435,285	13,224,096	44,800,222	40,608,699

Loss from operations	(4,432,039)	(1,818,133)	(13,397,597)	(7,539,865)

Other (expense) income	(268,372)	48,155	(753,077)	571,840

Loss before income tax benefit	(4,700,411)	(1,769,978)	(14,150,674)	(6,968,025)

Income tax benefit	3,441	-	45,714	-

Net loss	$(4,696,970)	$(1,769,978)	$(14,104,960)	$(6,968,025)

Basic and diluted net loss per share	$(0.32)	$(0.12)	$(0.98)	$(0.49)

Weighted average shares outstanding:

basic and diluted	14,614,217	14,208,232	14,456,954	14,181,155

ATRICURE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2009	December 31, 2008
Assets

Current assets:
Cash, cash equivalents and short-term investments	$15,286,029	$11,448,451
Accounts receivable	6,502,970	6,511,594
Inventories	5,478,423	6,361,242
Other current assets	3,873,104	1,781,825

Total current assets	31,140,526	26,103,112

Property and equipment, net	3,086,345	3,682,819

Long-term investments	1,112,368	-

Intangible assets	358,028	569,153

Goodwill	-	6,812,389

Restricted cash and cash equivalents	-	6,000,000

Other assets	376,717	201,359

Total assets	$36,073,984	$43,368,832

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$9,172,751	$8,072,596
Current maturities of debt and capital lease obligations	2,202,603	34,004

Total current liabilities	11,375,354	8,106,600

Long-term debt and capital lease obligations	3,094,303	6,036,605

Other liabilities	3,313,273	106,470

Total liabilities	17,782,930	14,249,675

Stockholders’ equity:
Common stock	14,992	14,275
Additional paid-in capital	109,650,270	106,636,653
Other comprehensive income (loss)	205,734	(56,789)

Accumulated deficit	(91,579,942)	(77,474,982)

Total stockholders’ equity	18,291,054	29,119,157

Total liabilities and stockholders’ equity	$36,073,984	$43,368,832

ATRICURE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(14,104,960)	$(6,968,025)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,787,727	2,073,193
Amortization of deferred financing costs and discount on long-term debt	275,537	92,271
Goodwill impairment	6,812,389	-
Settlement reserve	3,766,623	-
Share-based compensation	2,737,842	1,781,283
Other	8,908	(2,858)
Changes in assets and liabilities, excluding effects of acquired business:
Accounts receivable	84,201	(1,557,358)
Inventories	914,171	(154,548)
Other current assets	(177,754)	16,827
Accounts payable and accrued liabilities	(1,668,753)	64,098
Other non-current assets and liabilities	(105,938)	(230,423)

Net cash provided by (used in) operating activities	329,993	(4,885,540)

Cash flows from investing activities:
Purchases of property & equipment	(1,006,163)	(1,584,279)
Purchases of available-for-sale securities	(5,824,661)	(1,900,756)
Maturities of available-for-sale securities	-	8,894,670
Change in restricted cash and cash equivalents	6,000,000	(6,000,000)
Cash paid for acquisition	-	(417,292)

Net cash used in investing activities	(830,824)	(1,007,657)

Cash flows from financing activities:
Payments on debt and capital leases	(6,928,044)	(713,801)
Proceeds from borrowings of debt	6,500,000	6,000,000
Payment of debt fees	(207,013)	(269,107)
Proceeds from stock option exercises	9,585	239,065
Proceeds from issuance of common stock under employee stock purchase plan	120,410	-

Net cash (used in) provided by financing activities	(505,062)	5,256,157

Effect of exchange rate changes on cash and cash equivalents	131,036	(83,368)

Net decrease in cash and cash equivalents	(874,857)	(720,408)

Cash and cash equivalents - beginning of period	11,448,451	13,000,652

Cash and cash equivalents - end of period	$10,573,594	$12,280,244

ATRICURE, INC.

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(Unaudited)

Reconciliation of Net Loss and Net Loss per Share to Non-GAAP Net Loss and Net Loss per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss, as reported	$(4,696,970)	$(1,769,978)	$(14,104,960)	$(6,968,025)
Goodwill impairment, net of tax	-	-	6,812,389	-
Settlement reserve	3,766,623	-	3,766,623	-

Non-GAAP adjusted net loss	$(930,347)	$(1,769,978)	$(3,525,948)	$(6,968,025)

Basic and diluted net loss per share, as reported	$(0.32)	$(0.12)	$(0.98)	$(0.49)
Goodwill impairment, net of tax	-	-	0.47	-
Settlement reserve	0.26	-	0.26	-

Non-GAAP adjusted basic and diluted net loss per share	$(0.06)	$(0.12)	$(0.24)	$(0.49)

Weighted averages shares outstanding, basic and diluted	14,614,217	14,208,232	14,456,954	14,181,155
Reconciliation of Operating Expenses and Loss from Operations to Non-GAAP Operating Expenses and Loss from Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Operating expenses, as reported	$14,435,285	$13,224,096	$44,800,222	$40,608,699
Goodwill impairment	-	-	6,812,389	-
Settlement reserve	3,766,623	-	3,766,623	-

Non-GAAP adjusted operating expenses	$10,668,662	$13,224,096	$34,221,210	$40,608,699

Loss from operations, as reported	$(4,432,039)	$(1,818,133)	$(13,397,597)	$(7,539,865)
Goodwill impairment	-	-	6,812,389	-
Settlement reserve	3,766,623	-	3,766,623	-

Non-GAAP adjusted loss from operations	$(665,416)	$(1,818,133)	$(2,818,585)	$(7,539,865)

Reconciliation of Non-GAAP Adjusted Earnings (Loss) (Adjusted EBITDA)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss, as reported	$(4,696,970)	$(1,769,978)	$(14,104,960)	$(6,968,025)
Income tax benefit	(3,441)	-	(45,714)	-
Other expense (income) (a)	268,372	(48,155)	753,077	(571,840)
Depreciation and amortization expense	602,459	673,944	1,787,727	2,073,193
Share-based compensation expense	766,829	639,160	2,737,842	1,781,283
Goodwill impairment	-	-	6,812,389	-
Settlement reserve	3,766,623	-	3,766,623	-

Non-GAAP adjusted earnings (loss) (Adjusted EBITDA)	$703,872	$(505,029)	$1,706,984	$(3,685,389)

	Three Months Ended September 30,		Nine Months Ended September 30,
(a) Other includes:	2009	2008	2009	2008
Interest (expense) income	$(233,243)	$(93,917)	$(434,063)	$57,341
Write-off of deferred financing costs	-	-	(102,485)	-
Grant income	-	74,187	-	222,562
Gain (loss) gain due to exchange rate fluctuation	4,482	19,261	(125,775)	76,884
Non-employee stock option (expense) income	(39,611)	48,624	(90,754)	215,053

Other (expense) income	$(268,372)	$48,155	$(753,077)	$571,840

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